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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 29, 1999

                            DUKE CAPITAL CORPORATION
             (Exact name of Registrant as Specified in its Charter)
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

         DELAWARE                       0-23977                   51-0282142
(State or Other Jurisdiction of  (Commission File Number) (IRS Employer Identification No.)
       Incorporation)
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                             526 SOUTH CHURCH STREET
                            CHARLOTTE, NC 28202-1904
                    (Address of Principal Executive Offices)
                                   (Zip code)

                                  704-594-6200
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISTION OR DISPOSITION OF ASSETS

         On March 29, 1999, the registrant, through its wholly owned subsidiaries, PanEnergy Corp and Texas Eastern Corporation, consummated the previously announced sale of Panhandle Eastern Pipe Line Company (PEPL), Trunkline Gas Company and additional storage related to those systems, along with Trunkline LNG Company (Trunkline LNG), to CMS Energy Corporation (CMS). The sales price of $2.2 billion involved cash proceeds of $1.9 billion and CMS's assumption of existing PEPL debt of approximately $300 million. The sale resulted in an extraordinary gain to the registrant of $660 million, net of income tax of $404 million. Under the terms of the agreement with CMS, the registrant is retaining certain assets and liabilities, such as the Houston office building, certain environmental, legal and tax liabilities, and substantially all intercompany balances. Management believes that the retention of these items will not have a material adverse effect on consolidated results of operations or financial position.

         The sale described above was described in the registrant's Form 8-K reports filed November 5, 1998 and January 25, 1999, as well as in the registrant's Form 10-K for the year ended December 31, 1998 and the Form 10-Q for the quarter ended March 31, 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial statements of businesses acquired.

      None.

(b)   Unaudited pro forma financial information.

         The unaudited pro forma consolidated statements of income included as
Exhibit 99.1 combines the historical consolidated statements of income of the registrant, after giving effect to the disposition of PEPL and Trunkline LNG as if such disposition had occurred at January 1, 1998. The Unaudited Pro Forma Consolidated Statements of Income from Continuing Operations included have been prepared from, and should be read in conjunction with, the historical consolidated financial statements of the registrant. The information contained in Exhibit 99.1 is not necessarily indicative of the operating results that would have occurred had the disposition been completed at January 1, 1998, nor is it necessarily indicative of future operating results.

(c)   Exhibits

Exhibit No.       Exhibit

2 Stock Purchase Agreement between PanEnergy Corp, Texas Eastern Corporation and CMS Energy Corporation, dated as of October 31, 1998 (filed as Exhibit 10 to Form 8-K of Duke Energy Corporation, File No.
                  1-4928, filed November 5, 1998).

99.1 Unaudited Pro Forma Consolidated Statements of Income from Continuing Operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 DUKE CAPITAL CORPORATION
                                                (Registrant)

                                                 /s/  Richard J. Osborne
                                                 ------------------------------
                                                 Richard J. Osborne
                                                 Vice President and
                                                 Chief Financial Officer

                                                 /s/  Jeffrey L. Boyer
                                                 ------------------------------
                                                 Jeffrey L. Boyer
June 1, 1999                                     Controller

EXHIBIT INDEX

Exhibit No.       Description

2 Stock Purchase Agreement between PanEnergy Corp, Texas Eastern Corporation and CMS Energy Corporation, dated as of October 31, 1998 (filed as Exhibit 10 to Form 8-K of Duke Energy Corporation, File No. 1-4928, filed November 5, 1998).

99.1 Unaudited Pro Forma Consolidated Statement of Income from Continuing Operations for the year ended
                  December 31, 1998

                  Unaudited Pro Forma Consolidated Statement of Income from Continuing Operations for the quarter ended March 31, 1999